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                                                                    EXHIBIT 23.9



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



April 14, 1998



IXC Communications, Inc.


1122 Capital of Texas Highway South


Austin, TX 78746



Dear Sirs:



We hereby consent to the inclusion in the Registration Statement of IXC Communications, Inc. ("IXC") on Form S-4, with respect to the shares of common stock, par value $0.01 per share, of IXC, of our opinion letter appearing as Annex C to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,


                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:  /s/ SCOTT W. MATLOCK

                                          --------------------------------------
                                               Scott W. Matlock
                                               Principal